UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2018

nFüsz, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55314	90-1118043
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

344 S. Hauser Boulevard, Suite 414

Los Angeles, California 90036

(Address of principal executive office, including zip code)

(855) 250-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On September 30, 2018, nFüsz, Inc. (“we” or “our”) sold and issued an aggregate of 10,213,380 restricted shares of our common stock to our Chief Executive Officer, Rory Cutaia, pursuant to his exercise in full, on a cashless basis, of certain Common Stock Purchase Warrants that we previously granted to him, as follows:

Grant Date	Number of Warrant Shares	Exercise Price	Number of Exercised Shares
December 1, 2015	8,920,593	$0.07	7,359,489
April 4, 2016	2,452,325	$0.07	2,023,168
August 4, 2017	1,329,157	$0.15	830,723

On September 30, 2018, we sold and issued an aggregate of 11,264,825 restricted shares of our common stock to Mr. Cutaia, pursuant to his conversion in whole or in part of certain Convertible Promissory Notes that we previously sold to him, as follows:

Sale Date	Amount of Debt Converted	Conversion Price	Number of Converted Shares
December 1, 2015	$374,665	$0.07	5,352,357
April 4, 2016	$102,998	$0.07	1,471,397
December 1, 2015	$189,000	$0.07	2,700,000
April 4, 2016	$212,875	$0.07	1,741,071

We issued the above-referenced shares of our restricted common stock pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. We relied on such exemption as there was only one issuee, our chief executive officer, and no general solicitation. Further, the original grants of the warrants and the original sales of the convertible promissory notes may have constituted the sales of the above-referenced shares. Such grants and sales were also made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2018	nFüsz, Inc.

	By:	/s/ Rory J. Cutaia
	Name:	Rory J. Cutaia
	Title:	Chairman and Chief Executive Officer